UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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Wynn Resorts, Limited

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Wynn Resorts, Limited 2015 Annual Meeting of Stockholders Key Considerations 1

WYNN RESORTS BOARD’S COMMITMENT: WILL APPOINT ANOTHER
QUALIFIED, DIVERSE INDEPENDENT DIRECTOR BY END OF 2015
•
The Wynn Resorts Board is taking steps to enhance the Board's independence, broaden its skills and experience, and increase its effectiveness.
•
The Nominating and Governance Committee seeks to have the Board represent a diversity of backgrounds and experiences and assesses potential nominees in light of the Board’s current size and composition.
•
In response to questions from our stockholders, the Corporate Governance
Committee wants there to be no doubt that the Board is committed to prioritizing women and diverse candidates in its search, and WILL name one or more diverse directors to the Board by the end of 2015.

WYNN RESORTS HAS A TRACK RECORD OF PROMOTING DIVERSITY
•
Wynn Resorts’ commitment to diversity is reflected by the number of women in senior leadership roles throughout the Company.
•
In fact, 34% of employees at the Vice President and above level and 38% of employees at the Executive Director or Assistant Vice President level are women.
•
Key leadership positions held by women at Wynn Resorts include:
– Linda Chen, Director on the Board of Wynn Macau, Ltd.; Chief Operating Officer of Wynn Macau, Ltd; President,
Wynn International Marketing Ltd.
– Kim Sinatra, Executive Vice President, General Counsel and Secretary, Wynn Resorts Ltd.
– Teri Peers, Chief Accounting Officer, Wynn Resorts, Ltd.
– Debra Nutton, Executive Vice President of Gaming Operations, Wynn/Encore Las Vegas
– Chris Flatt, Executive Vice President of Hotel Sales and Marketing, Wynn/Encore Las Vegas
– Carrie Messina, Senior Vice President of Human Resources, Wynn/Encore Las Vegas
– Stacie Michaels, General Counsel, Wynn/Encore Las Vegas
•
Importantly, the Nominating and Corporate Governance Committee recognizes that gender diversity is important for the Board, not only to make sure that the
Board and the Company benefit from diverse perspectives, but also to set the right “tone at the top.”

IT IS THE VIEW OF THE WYNN NOMINATING AND CORPORATE
GOVERNANCE COMMITTEE THAT MS. WYNN’S INTERESTS ARE NOT
ALIGNED WITH THOSE OF ALL OTHER STOCKHOLDERS
The Nominating and Corporate Governance Committee determined not to recommend that Ms. Wynn be re-nominated due to its concerns over:
•
•
•

Actual and potential conflicts of
interest:
The Nominating and Corporate
Governance Committee believes that Ms. Wynn has placed her individual interests ahead of her director duties.
Ms. Wynn's cross claims:
Ms. Wynn’s lawsuit and ongoing dispute with the
Company's CEO have reduced the effectiveness of her participation on the
Board.
Lack of independence:
Ms. Wynn is not meaningfully contributing to the
Board’s discussion and work and is unable to serve as a board committee member due to a lack of independence under NASDAQ listing standards.

The Board’s concerns include:
•
•
MS. WYNN’S INTERESTS ARE NOT ALIGNED
WITH THOSE OF ALL OTHER STOCKHOLDERS

Stockholders Agreement Litigation:
If Ms. Wynn is successful in her lawsuit
against the Company’s CEO seeking to be released from her Stockholders
Agreement, and is free to sell more shares than she previously agreed to, it increases the possibility that a “change of control” covenant could be triggered under the Company’s outstanding debt securities, requiring the Company to offer to redeem that debt at a premium to its face amount.
Lawsuit Interfering with Boardroom Conduct:
It is the view of the
independent directors of the Board that Ms. Wynn’s efforts to separate her actions in her litigation from her role as a director have been ineffective and have impaired her ability to participate effectively as a director. This was reinforced recently when Ms. Wynn relied on her claim against Mr. Wynn to serve litigation discovery requests on each of the independent directors, demanding that they produce documents related to the Board’s decision not to re-nominate her as a director.

Treatment of Executive Compensation Restructuring: In the context of the Compensation
Committee’s efforts to restructure Mr. Wynn’s compensation by providing for performance-
contingent equity awards, Ms. Wynn sought an amendment to her stockholder agreement with Mr. Wynn to increase the amount of stock that she is permitted to sell.  These actions left the independent directors with the sense that she was acting primarily as a litigant rather than an advocate of the average stockholder of the Company.
Trading Policy: Ms. Wynn took the position that her personal foundation is not subject to the
Company’s insider trading policy and that her foundation acted within its rights when it sold
$10 million worth of the Company’s common stock during a “blackout period” shortly before the Company announced its earnings (even though directors are not permitted to sell
Company common stock during such “blackout periods”).
Land Transaction: Over the course of several years, Ms. Wynn participated in Board meetings in which Wynn Resorts’ plans to acquire property in Las Vegas were discussed at length. At no time did Ms. Wynn recuse herself from the Board discussions or inform the Board that her nephew was involved in a competing bid. Ultimately, the land that Wynn Resorts wanted was purchased by a group that included Ms. Wynn’s nephew.
MS. WYNN’S INTERESTS ARE NOT ALIGNED
WITH THOSE OF ALL OTHER STOCKHOLDERS

…additional examples of concerns:

Director
Board
Committees
Chairman
& CEO
Experience
Financial &
Capital
Markets
Experience
International
Investment
Experience
Real  Estate &
Land
Development
Experience
Gaming
Experience
Independence Tenure
John J.
Hagenbuch*
Compensation
& Audit
Committees
3 years
J. Edward
Virtue*
Compensation
& Nominating
and Corporate
Governance
Committees
3 years
Elaine P.
Wynn
x
13 years
THE NOMINATING AND CORPORATE GOVERNANCE COMMITTEE
SEEKS TO HAVE THE BOARD REPRESENT A DIVERSITY
OF BACKGROUNDS AND EXPERIENCE
Elaine P. Wynn’s nominee
x
Wynn Resorts’ nominees
*

Security holders are advised to read the Wynn Resorts, Limited Definitive Proxy Statement and, as they become available, other documents related to the solicitation of proxies by Wynn Resorts, Limited for the 2015 Annual Meeting of
Stockholders.  For information on voting your WHITE PROXY CARD, please contact D.F. King & Co., Inc., toll-free at (877)
732-3619.
FORWARD LOOKING STATEMENTS

This presentation contains forward-looking statements regarding operating trends and future results of operations.  Such forward-looking statements are subject to a number of risks and uncertainties that could cause actual results to differ materially from those we express in these forward-looking statements, including, but not limited to, our dependence on existing management, results of regulatory or enforcement actions and probity investigations, pending or future legal proceedings, uncertainties over the development and success of new gaming and resort properties, adverse tourism trends, general global macroeconomic conditions, changes in gaming laws or regulations, volatility and weakness in world-wide credit and financial markets, and our substantial indebtedness and leverage. Additional information concerning potential factors that could affect the Company’s financial results is included in the Company’s
Annual Report on Form 10-K for the year ended December 31, 2014 and the Company’s other periodic reports filed with the Securities and Exchange
Commission. The Company is under no obligation to (and expressly disclaims any such obligation to) update or revise its forward-looking statements as a result of new information, future events or otherwise.